                            SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12


                               CIDCO INCORPORATED
                (Name of Registrant as Specified In Its Charter)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                                                 April 30, 1998




Dear Stockholder:

          This year's annual meeting of stockholders will be held on Wednesday, May 27, 1998, at 10 a.m. local time, at the Company's principal offices, 220 Cochrane Circle, Morgan Hill, California. You are cordially invited to attend.

          The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

          After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

          A copy of the Company's Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review the activities of CIDCO Incorporated over the past year and our plans for the future. We look forward to seeing you at the annual meeting.



                                        Very truly yours,



                                        /S/ DANIEL L. EILERS
                                        -------------------------------------
                                        DANIEL L. EILERS
                                        President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 27, 1998




Dear Stockholders:

            Please take notice that the annual meeting of the stockholders of CIDCO Incorporated, a Delaware corporation (the "Company"), will be held on May 27, 1998, at 10 a.m. local time, at the Company's principal offices located at 220 Cochrane Circle, Morgan Hill, California, for the following purposes:

          1. To elect two Class A directors to hold office for a three-year term and until their respective successors are elected and qualified.

          2. To consider, approve and ratify the appointment of Price Waterhouse LLP as the Company's independent public auditors for the year ending December 31, 1998.

          3. To transact such other business as may properly come before the meeting.

          Stockholders of record at the close of business on April 3, 1998 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's principal offices located at 220 Cochrane Circle, Morgan Hill, California.


                                        By order of the Board of Directors,



                                        /S/ DANIEL A. DOROSIN
                                        -----------------------
                                        DANIEL A. DOROSIN, ESQ.
                                        Secretary

Morgan Hill, California
April 30, 1998



IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

            The accompanying proxy is solicited by the Board of Directors of CIDCO Incorporated, a Delaware corporation (the "Company"), for use at its 1998 Annual Meeting of Stockholders to be held on May 27, 1998 (the "Annual Meeting") or any adjournment or postponement, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is April 30, 1998, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

            The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

            On April 3, 1998, the Company had outstanding 14,030,209 shares of its Common Stock, par value $0.01 per share ("Common Stock"), all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

            All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                      INFORMATION ABOUT CIDCO INCORPORATED

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth, as of January 31, 1998, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director and director-nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group.


                                                                                 AMOUNT AND NATURE     PERCENT OF
                                                                                  OF BENEFICIAL       COMMON STOCK
                NAME OF BENEFICIAL OWNER(1)                                         OWNERSHIP        OUTSTANDING(2)
------------------------------------------------------------------------            ---------        --------------
J&W Seligman & Co. Incorporated(3) .....................................            2,835,157             20.3
100 Park Avenue
New York, New York 10017

SMALLCAP World Fund, Inc.(4) ...........................................              913,000              6.5
333 South Hope Street
Los Angeles, California 90071

Thomson, Horstmann & Bryant, Inc.(5) ...................................              865,000              6.2
Park 80, West Plaza Two
Saddlebrook, New Jersey 07663

Bankers Trust New York Corporation(6) ..................................              771,269              5.5
130 Liberty Street
New York, New York 10006

Joseph A. Graziano(7) ..................................................                6,665                *

Ernest K. Jacquet(8) ...................................................               48,242                *

Scott C. McDonald(9) ...................................................               13,330                *

Richard M. Moley(10) ...................................................               33,350                *

Daniel L. Eilers(11) ...................................................              120,000                *

Timothy J. Dooley(12) ..................................................               40,279                *

Richard D. Kent(13) ....................................................               13,332                *

Ian G.A. Laing(14) .....................................................               24,999                *

Marv Tseu(15) ..........................................................               30,000                *

Paul G. Locklin(16) ....................................................            1,098,800              7.8

All current directors and executive officers as a group (12 persons)(17)            1,534,307             10.7

--------------------------------

*     Less than 1%.

(1) Except as indicated in the footnotes to this table, to the Company's knowledge the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Calculated on the basis of 13,984,793 shares of Common Stock outstanding as of January 31, 1998, except that shares of Common Stock underlying options exercisable within 60 days of January 31, 1998 are deemed to be outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.

(3) Based on a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 12, 1998. J&W Seligman & Co. Incorporated ("J&W") serves as an advisor to Seligman Communications and Information Fund, Inc. ("SC"). Includes 1,500,000 shares held by SC. William C. Morris, is the owner of a majority of the outstanding voting securities of J&W and may be deemed a beneficial owner of the shares. J&W has shared voting power over 2,702,930 shares and shared dispositive power over 2,835,157 shares. SC has sole voting and dispositive power over 1,500,000 shares. Mr. Morris has shared voting power over 2,702,930 shares and sole dispositive power over 2,835,157 shares.

(4) Based on a Schedule 13G filed with the SEC on February 11, 1998. The Capital Group Companies, Inc. ("CGC") is the parent holding company of Capital Research and Management ("CRM"). CRM serves as an advisor to SMALLCAP World Fund, Inc. ("SMALLCAP"). CGC has sole dispositive power and no voting power over the shares, and may be deemed a beneficial owner of the shares. CRM has sole dispositive power and no voting power over the shares, and may be deemed a beneficial owner of the shares. SMALLCAP has sole voting power and no dispositive power over the shares.

(5) Based on a Schedule 13G filed with the SEC on March 13, 1998. Thomson, Horstmann & Bryant, Inc. has sole voting power over 532,900 shares, shared voting power over 17,600 shares and sole dispositive power over 865,000 shares.

(6) Based on a Schedule 13G filed with the SEC on February 17, 1998. Bankers Trust Company ("BTC") is a wholly owned subsidiary of Bankers Trust New York Corporation ("BTNY"). BT Alex.Brown Incorporated ("BTAB") and Alex.Brown Capital Advisory ("AB") are indirect wholly owned subsidiaries of BTNY. BTC has sole voting power over 53,400 shares, sole dispositive power over 128,800 shares, and is the beneficial owner of 128,800 shares. BTAB has sole voting power over 5,000 shares, sole dispositive power over 8,500 shares and is the beneficial owner of 8,500 shares. AB has sole voting and dispositive power over 633,619 shares and is the beneficial owner of 633,619 shares.

(7) Represents 6,665 shares subject to options exercisable within 60 days of January 31, 1998.

(8) Includes 13,330 shares subject to options exercisable within 60 days of January 31, 1998.

(9) Represents 13,330 shares subject to options exercisable within 60 days of January 31, 1998.

(10) Represents 33,350 shares subject to options exercisable within 60 days of January 31, 1998.

(11) Represents 120,000 shares subject to options exercisable within 60 days of January 31, 1998.

(12) Includes 20,303 shares subject to options exercisable within 60 days of January 31, 1998.

(13) Represents 13,332 shares subject to options exercisable within 60 days of January 31, 1998.

(14) Represents 24,999 shares subject to options exercisable within 60 days of January 31, 1998.

(15) Represents 30,000 shares subject to options exercisable within 60 days of January 31, 1998.

(16) Includes 100,000 shares subject to options exercisable within 60 days of January 31, 1998, 10,000 shares owned by the Matthew Locklin Trust, for which Mr. Locklin serves as Trustee and has sole voting and dispositive power and 10,000 shares owned by his father, Harry Locklin, as to which Mr. Locklin disclaims beneficial ownership.

(17) See notes (7) through (16). Includes 375,309 shares subject to options exercisable within 60 days of January 31, 1998.

MANAGEMENT

            The table below sets forth, for the Company's directors, including the Class A nominees to be elected at the Annual Meeting, certain information regarding the background and the age of each director.



                     NAME                               POSITION WITH THE COMPANY                        AGE     DIRECTOR SINCE
---------------------------------------------    -----------------------------------------------------  -----   ----------------
Class A directors nominated for election at the 1998 Annual Meeting of Stockholders:(1)

Daniel L. Eilers                                 Director                                                43          1997
Richard M. Moley(2)                              Director                                                59          1994

Class B director whose term expires at the 1999 Annual Meeting of Stockholders:(2)

Ernest K. Jacquet                                Director                                                51          1993

Class C directors whose terms expire at the 2000 Annual Meeting of Stockholders:

Paul G. Locklin                                  Director                                                52          1998
Joseph A. Graziano                               Director                                                54          1997

----------------------------

(1) During 1997, Scott C. McDonald served as a Class A director. Mr. McDonald will not stand for re-election at the Annual Meeting.

(2) During 1997, Mr. Moley served as a Class B director. The Nominating Committee nominated Mr. Moley for election as a Class A director, creating a vacancy in Class B as of the date of the Annual Meeting. The Nominating Committee is currently seeking a non-employee director for the vacancy in Class B.


          Daniel L. Eilers has served as the President, Chief Executive Officer and a director of the Company since March 1997. From November 1996 to February 1997, he served as President, Chief Executive Officer and a director of NAT Systems International, a privately held enterprise software company. From January 1996 to November 1996, he served as CEO in Residence at Kleiner Perkins Caufield & Byers, a venture capital firm. From June 1982 to December 1995, he held various executive positions at Apple Computer, Inc., a personal computer company ("Apple"), most recently as a Senior Vice President. In addition, from March 1991 to June 1995, he served as President, Chief Executive Officer and a director of Claris Corporation, an application software company and a subsidiary of Apple. He also serves as a director of a privately held company. Mr. Eilers received a B.A. degree from the University of Washington and an M.B.A. degree from Stanford University.

          Richard M. Moley has served as a director of the Company since January 1994. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President of Cisco Systems Inc. ("Cisco"), an internetworking company. From June 1986 to July 1996, the date of the acquisition of Stratacom, Inc. by Cisco, he was Chairman of the Board, Chief Executive Officer and President of Stratacom, Inc., a wide-area networking company. He also serves as a director of Linear Technologies Corporation, CMC Industries, Inc. and a number of privately held companies. Mr. Moley received a B.S. degree from Manchester University, England, an M.S.E.E. degree from Stanford University and an M.B.A. degree from the University of Santa Clara.

          Ernest K. Jacquet has served as a director of the Company since May 1993. Since April 1990 he has served as a general partner of Summit Partners, a venture capital partnership that is the general partner of Summit Ventures III, L.P. and Summit Investors II, L.P. which were principal stockholders of the Company prior to its initial public offering. He also serves as a director of a privately held company. Mr. Jacquet received a B.S.E.

degree and an M.S.E. degree from the University of Michigan and an M.B.A. degree from Stanford Business School.

          Paul G. Locklin, a co-founder of the Company, served as President, Chief Executive Officer and a director of the Company since its incorporation in 1988 until March 1997. From March 1997 to April 1997, he served as Co-Chairman of the Board and has served as Chairman of the Board since April 1997. He also served as a consultant to the Company from April 1997 through July 1997. Mr. Locklin also serves as a director of a privately held company. Mr. Locklin received a B.S. degree in marketing from California State University at Hayward.

          Joseph A. Graziano has served as a director of the Company since April 1997. Since December 1995, Mr. Graziano has been a private investor. From June 1989 to December 1995, he served as Executive Vice President and Chief Financial Officer of Apple. He also served as a director of Apple from June 1993 to October 1995. From May 1987 to June 1989, he served as the Chief Financial Officer of Sun Microsystems, Inc., a network computing company. He also serves as a director of Pixar Animation Studios, Inc., IntelliCorp, Inc. and a number of privately held companies. Mr. Graziano received a B.S. degree in accounting from Merrimack College and is a certified public accountant.

          Scott C. McDonald has served as a director of the Company since November 1996. Mr. McDonald will not stand for re-election at the Annual Meeting. From January 1997, to December 1997, he served as a consultant to the Company. From October 1993 to January 1997, he served as the Chief Operating Officer, Chief Financial Officer and Secretary of the Company. From March 1993 to September 1993, he was employed by PSI Integration, Inc., a producer of Macintosh desktop and powerbook modems, most recently as President. From February 1989 to February 1993, he served as the Chief Financial Officer and Vice President of Finance and Administration of Integrated Systems, Inc., a company that develops and markets engineering software products. Mr. McDonald received a B.S. degree in accounting from Akron University and an M.B.A. degree from Golden Gate University.

          Meetings of the Board of Directors. During 1997, the Board of Directors of the Company held eight (8) meetings. During that period the Audit Committee of the Board held one (1) meeting, the Compensation Committee of the Board held one (1) meeting, the Stock Option Committee held no meetings, but acted numerous times by unanimous written consent, and the Nominating Committee held no meetings. No director attended fewer than 75% of the total number of meetings of the Board and the committees of the Board on which such director served, held during that period.

          The members of the Audit Committee during 1997 were Messrs. Moley and McDonald until July 15, 1997. Since such date, the members of the Audit Committee have been Messrs. Graziano, Jacquet and McDonald. The functions of the Audit Committee include recommending to the Board the retention of independent public auditors, subject to stockholder approval; reviewing and approving the planned scope, proposed fee arrangements and results of the Company's annual audit; reviewing the adequacy of accounting and financial controls; and reviewing the independence of the Company's auditors.

          The members of the Compensation Committee during 1997 were Messrs. Moley, Jacquet and McDonald until July 15, 1997, when Mr. Graziano replaced Mr. Jacquet. The Compensation Committee reviews and determines the salary and bonus criteria for all executive officers. For additional information about the Compensation Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS" and "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" below.

          The members of the Stock Option Committee during 1997 were Messrs. Moley and Jacquet until July 15, 1997, when Mr. Graziano replaced Mr. Jacquet. The Stock Option Committee is responsible for administering the Company's 1993 Amended and Restated Stock Option Plan (the "1993 Plan"), including approving stock option grants to officers and employees of Company. For additional information about the Stock Option Committee, see "EXECUTIVE COMPENSATION AND OTHER MATTERS," "REPORT OF THE STOCK OPTION COMMITTEE ON REPRICING OF OPTIONS," and "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION," below.

          The Board of Directors established a Nominating Committee on July 15, 1997 consisting of outside directors, Messrs. Locklin, Moley and Graziano. The Nominating Committee considers qualified candidates for appointment and nomination for election to the Board of Directors and makes recommendations concerning such candidates.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

          The following table sets forth information for the years ended December 31, 1997, 1996, and 1995 concerning the compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company, whose total salary and bonus for the year ended December 31, 1997 exceeded $100,000 and the former Chief Executive Officer, for services in all capacities to the Company and its subsidiaries:



                           SUMMARY COMPENSATION TABLE


                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                          ANNUAL COMPENSATION                    AWARDS
                                              ----------------------------------------------    -----------
                                                                                                SECURITIES
             NAME AND                                                           OTHER ANNUAL    UNDERLYING        ALL OTHER
        PRINCIPAL POSITION           YEAR      SALARY          BONUS(1)         COMPENSATION      OPTIONS        COMPENSATION
--------------------------------     ----     --------         --------         ------------    -----------      ------------
Daniel L. Eilers(2) ............     1997     $281,250         $ 98,960               0          600,000(3)      $  2,939(4)
   President and Chief Executive     1996           --               --              --               --               --
   Officer                           1995           --               --              --               --               --

Timothy J. Dooley(5) ...........     1997      191,923           55,469(6)            0           60,000(7)         1,857(4)
   Vice President and General        1996      184,616                0               0                0            1,500(4)
   Manager, Accessory Products       1995      175,000          122,500(6)            0                0              630(4)
   Division

Ian G.A. Laing .................     1997      199,310           50,000          15,355(8)        75,000(9)         2,547(4)
   Executive Vice President and      1996       86,095           12,500          28,073(8)             0                0
   General Manager, SmartPhones      1995           --               --              --               --               --
   Division

Marv Tseu ......................     1997      199,537           40,625               0           90,000(10)        2,875(4)
   Executive Vice President,         1996       73,077           52,084               0                0                0
   Sales and Marketing               1995           --               --              --               --               --

Richard D. Kent ................     1997      166,923           24,375               0           60,000(11)        2,669(4)
   Vice President, Finance and       1996      118,100                0               0                0            1,500(4)
   Chief Financial Officer           1995      105,723           33,600               0                0              505(4)


Former Officers:

Paul G. Locklin(12) ............     1997      216,599(13)            0               0           30,000          323,544(4)
   Former President and Chief        1996      247,627                0           9,615(14)            0            1,500(4)
   Executive Officer                 1995      188,295          188,295           8,540(14)            0              630(4)


-----------------------------

(1) Bonuses are based on performance. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION" and "REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION."

(2) Mr. Eilers joined the Company in March 1997 as President and Chief Executive Officer. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(3) Represents options approved outside the 1993 Plan pursuant to a Non-Qualified Stock Option Agreement in connection with Mr. Eilers' employment agreement. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(4) Represents: (i) matching contributions by the Company to the Company's 401(k) plan in the following amounts for 1997, 1996 and 1995, respectively: Eilers ($2,500, N/A, N/A), Dooley ($1,637, $1,500,
          $630), Laing ($2,405, $0, N/A), Tseu ($2,500, $0, N/A), Kent ($2,500,
          $1,500, $505), Locklin ($2,500, $1,500, $630), (ii) insurance premiums paid by the Company with respect to life insurance in the following amounts during 1997 (no premiums were paid during 1995 or 1996):
          Eilers ($439), Dooley ($220), Laing ($142), Tseu ($375), Kent ($169),
          Locklin ($0), and (iii) severance payments in the amount of $321,044, made to Mr. Locklin in 1997. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(5) Mr. Dooley served in various positions at the Company, most recently as Vice President and General Manager, Accessory Products Division, from September 30, 1994 to April 1998. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(6) Includes commissions in the amount of $25,000 in 1997 and $122,500 in 1995.

(7) Includes 35,000 options that were repriced in January 1997 replacing options granted in 1996.

(8)       Represents payment of relocation expenses for Mr. Laing.

(9) Includes 50,000 options that were repriced in January 1997 replacing options granted in 1996.

(10) Includes 60,000 options that were repriced in January 1997 replacing options granted in 1996.

(11) Includes 20,000 options that were repriced in January 1997 replacing 10,000 options granted in 1996 and 10,000 options granted in 1995.

(12) Mr. Locklin served as President and Chief Executive Officer of the Company from 1988 to March 1997. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(13) Represents (i) annual salary in the amount of $130,766, (ii) consulting fees in the amount of $83,333 and (iii) director's fees in the amount of $2,500.

(14) Represents depreciation on automobile in the amount of $9,615 for 1996 and $8,540 for 1996.

STOCK OPTIONS GRANTED IN FISCAL 1997

            The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 1997, to the persons named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                               POTENTIAL REALIZED VALUE AT
                                                                                                 ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                                               INDIVIDUAL GRANTS IN FISCAL 1997                     FOR OPTION TERM(1)
                                      -------------------------------------------------     ---------------------------
                                                     % OF TOTAL
                                      NUMBER OF        OPTIONS
                                      SECURITIES     GRANTED TO    EXERCISE
                                      UNDERLYING    EMPLOYEES IN    OR BASE
                                        OPTIONS        FISCAL        PRICE    EXPIRATION
            NAME                    GRANTED (#)(2)      YEAR       ($/SH)(3)     DATE           5%($)          10%($)
------------------------------      --------------      -----    -----------  ----------    -----------     -----------
Daniel L. Eilers .............        600,000(4)        25.68    $   14.25     03/17/07     $ 5,132,714     $13,237,437

Timothy J. Dooley ............         35,000(5)         1.50        12.43     01/21/07         277,591         699,712
                                       25,000            1.07        14.63     04/01/07         230,018         582,911

Ian G.A. Laing ...............         50,000(5)         2.4         12.43     01/21/07         396,559         999,589
                                       25,000            1.7         14.63     04/01/07         230,018         582,911

Marv Tseu ....................         60,000(5)         2.57        12.43     01/21/07         475,871       1,199,507
                                       30,000            1.28        14.63     04/01/07         276,022         699,493

Richard D. Kent ..............         20,000            0.86        12.94     02/01/07         160,803         409,348
                                       10,000(5)         0.43        12.43     01/21/07          79,311         199,918
                                       10,000(6)         0.43        12.43     01/21/07          79,311         199,918
                                       20,000(7)         0.86        18.75     09/29/07         235,835         597,653


Former Officers:

Paul G. Locklin ..............         30,000(8)         1.28        19.82     09/05/02         164,277         363,009


-----------------------------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the SEC rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) Except as described in the footnotes below, the options listed were granted under the 1993 Plan and vest in annual increments of 33 1/3% per year commencing one year from the date of grant. Under the 1993 Plan, the Stock Option Committee retains discretion to modify the terms, including the exercise prices, of outstanding options. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(3)       All options were granted at market value on the date of grant.

(4) Represents options that were granted outside the 1993 Plan pursuant to a Non-Qualified Stock Option Agreement. Such options vest in equal monthly installments over a five-year period. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(5) Represents options that were repriced on January 21, 1997, replacing options that were granted in 1996.

(6) Represents options that were repriced on January 21, 1997, replacing options that were granted in 1995.

(7) Represents options that vest 25% one year from the date of grant, and an additional 1/48 each month thereafter until fully vested.

(8) Represents options granted pursuant to the 1994 Directors' Stock Option Plan (the "Directors' Plan"). Such options vest in four equal annual installments, commencing January 13, 1999.

OPTION EXERCISES AND FISCAL 1997 YEAR-END VALUES

          The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the year ended December 31, 1997, and unexercised options held as of December 31, 1997, by the persons named in the Summary Compensation Table.


    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES


                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED AT        IN-THE-MONEY OPTIONS AT
                             SHARES                           DECEMBER 31, 1997             DECEMBER 31, 1997(1)
                            ACQUIRED      $ VALUE       -----------------------------  -------------------------------
          NAME             ON EXERCISE    REALIZED      EXERCISABLE(2)  UNEXERCISABLE  $EXERCISABLE(2)$  UNEXERCISABLE
-------------------------  -----------   ----------     -----------------------------  -------------------------------
Daniel L. Eilers ........        0       $        0         90,000        510,000       $  472,500       $2,677,500

Timothy J. Dooley .......        0                0            304         60,000            5,624          369,200

Ian G.A. Laing ..........        0                0              0         75,000                0          475,250

Marv Tseu ...............        0                0              0         90,000                0          570,300

Richard D. Kent .........        0                0              0         60,000                0          287,600


Former Officers:

Paul G. Locklin .........        0                0        100,000         30,000        1,850,000                0


(1) Based on a fair market value of $19.50, the closing price of the Common Stock on December 31, 1997, as reported by The Nasdaq Stock Market. Does not include options that had an exercise price greater than $19.50.

(2) Since August 2, 1997 options listed above, granted under the 1993 Plan, vest and become exercisable over a period of four years. Prior to August 2, 1997, the options listed above granted under the 1993 Plan vest and become exercisable over a period of three years.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

          On March 17, 1997 the Company entered into an employment agreement with Daniel L. Eilers, the President and Chief Executive Officer of the Company (the "Eilers Agreement"). The Eilers Agreement provides for a minimum base annual salary of $375,000 and a $98,960 bonus for 1997. For subsequent calendar years, the Eilers Agreement provides that Mr. Eilers will receive bonuses as the Compensation Committee of the Board may in its sole discretion determine and award, provided, however, that the target bonus for any year under the Company's Annual Executive Incentive Plan shall not be less than $125,000. In connection with the Eilers Agreement, Mr. Eilers was granted an option to purchase 600,000 shares of the Company's Common Stock (the "Stock Option"), as described below. In the event Mr. Eilers' employment is terminated as a result of a "Permanent Disability," by the Company without "Cause" or by Mr. Eilers for "Good Reason" (as such terms are defined below), Mr. Eilers shall receive the following severance benefits: (i) a lump sum payment equal to twelve months of Mr. Eilers' then effective base salary plus 100% of Mr. Eilers' target bonus for the year in which termination occurs, to be paid within thirty (30) days of termination, provided that such lump sum payment shall not be less than $500,000, (ii) one year additional vesting and extension of exercisability, as of the date of termination, for the Stock Option and (iii) continuation of Company-paid benefits for one year after date of termination. "Cause" shall mean (i) intentional failure, neglect or refusal of Mr. Eilers to substantially fulfill his material duties, (ii) the material breach of any fiduciary duty or other material dishonesty with respect to the Company or any affiliate of the Company or (iii) conviction of Mr. Eilers for a felony or crime involving moral turpitude. "Permanent Disability" shall mean the total incapacitation of Mr. Eilers so as to preclude performance of the duties of his employment for an aggregate of four months in any twelve month period. "Good Reason" shall exist if the Company (or any successor resulting from a change in control of the Company) (i) breaches a material provision of the Eilers

Agreement and fails to cure such breach within 30 days notice by Mr. Eilers,
(ii) changes his principle work location, (iii) materially changes his duties,
(iv) reduces his compensation or (v) becomes insolvent or bankrupt. In addition, if Mr. Eilers' employment is terminated in connection with a change of control of the Company, and if any excise tax is due as a result of "parachute payments" under the Internal Revenue Code of 1998, as amended, the Company will make a cash payment to Mr. Eilers equal to the amount of such excise tax.

            On March 12, 1997, in connection with the Eilers Agreement, the Company entered into a Non-Qualified Stock Option Agreement with Mr. Eilers for 600,000 shares of the Company's Common Stock at an exercise price of $14.25 per share. The Stock Option becomes exercisable in monthly increments over a five-year period and expires ten years from the date of grant. If Mr. Eilers' employment is terminated, the Stock Option may be exercised within twelve months of the date of termination. In the event of a change in control, if Mr. Eilers' employment is terminated without Cause or Mr. Eilers resigns with Good Reason, the vesting of the Stock Option will accelerate in full.

            On September 30, 1994, June 28, 1996, July 29, 1996 and December 16, 1996, respectively, the Company entered into employment agreements (the "Employment Agreements") with Messrs. Dooley, Laing, Tseu and Kent (the "Officers"). The Employment Agreements provide for a minimum base annual salary, subject to annual review by the Company's Compensation Committee, with a minimum annual increase for subsequent years to account for increases in the cost of living as reflected in the Price Index for all Urban Consumers in the Bay Area. The minimum base annual salary for Messrs. Dooley, Laing, Tseu and Kent are $52,000, $185,000, $195,000 and $160,000, respectively. The Officers may receive bonuses in such amounts, at such times and upon such terms as the Board may in its sole discretion, without any obligation to do so, determine and award. Mr. Tseu's Employment Agreement also provides for a bonus of $120,000 for 1996, pro-rated for such portion of the year during which he was employed by the Company. Mr. Laing's Employment Agreement also provides for an annual bonus of $50,000 for 1996 and 1997, pro-rated for such portions of those years during which he was employed by the Company. The Employment Agreements also provide for the Officers to participate in Company benefit plans. In the event that an Officer's employment with the Company is terminated by the Company without Cause or by an Officer for Good Reason, the Officer will receive the following severance benefits: (i) continuation for six months (twelve months for Mr. Laing) of his then current base salary, plus any cost of living increase granted to him by the Company through the date of such termination and (ii) continuation for six months (twelve months for Mr. Laing) of Company-paid benefits. However, if during such period the Officer obtains comparable employment with another employer, then the continuing base salary payment will cease upon commencement of such comparable employment.

            On April 15, 1997, the Company entered into a Confidential Separation Agreement and General Release with Mr. Locklin, the Company's former President and Chief Executive Officer. Pursuant to such agreement, Mr. Locklin received: (i) a lump sum cash payment in the amount of $250,000, (ii) an automobile owned by the Company and used by Mr. Locklin in connection with his employment, valued at $67,320 and (iii) continuation of health benefits through April 1998.

            Pursuant to the 1993 Plan, in the event of a change in control, the Stock Option Committee has the power but is not obligated to accelerate the vesting of outstanding options. In the event of a hostile change in control as defined in the 1993 Plan, the vesting of outstanding options will automatically accelerate in full. Pursuant to the Directors' Plan in the event of a change in control (as defined in the Directors' Plan), the vesting of options outstanding under the Directors' Plan will accelerate in full.

COMPENSATION OF DIRECTORS

            Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or on any Board Committee. Since January 1, 1997, the non-employee directors of the Company are paid (unless the Board specifically determines otherwise with respect to any such person) director's fees at the rate of $10,000 per year (payable quarterly in arrears) for serving as directors of the Company. The Company also reimburses all of its directors for their reasonable out-of-pocket expenses incurred in the performance of their duties as directors of the Company. Directors may also receive options to purchase the Company's Common Stock pursuant to the Directors' Plan. During 1997, Messrs. Moley, Locklin and Graziano received options to purchase 30,000, 30,000 and 33,325 shares, respectively, shares of the Company's Common Stock, under the Directors' Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            During 1997, the Company leased office space from Diamond Corporate Park. Diamond Corporate Park is owned by James and William Diamond, sons of Robert C. Diamond, the former Chairman of the Board of the Company. The lease agreement for such space was terminated on December 1, 1997 for consideration of $72,400. In addition, during 1997, the Company paid an aggregate of $93,877 in rent under such lease agreement.

            During 1997, the Company entered into a consulting agreement with Mr. Locklin for financial and operational management consulting services to the Company whereby Mr. Locklin received a monthly fee equal to $20,833. Such consulting agreement contains a non-compete covenant, for one year from the date of termination of the Consulting Agreement. The Consulting Agreement was terminated in July 1997.

            During 1997, the Company entered into a consulting agreement with Mr. McDonald for financial and operational consulting services to the Company whereby Mr. McDonald received a monthly fee equal to $5,000. Such consulting agreement contains a non-compete covenant, for one year from the date of termination of the Consulting Agreement. The Consulting Agreement was terminated in December 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Board of Directors acted with regard to the employment agreement between the Company and Mr. Eilers. The members of the Board of Directors at the time of such action were Robert L. Diamond, then Chairman of the Board and Paul G. Locklin, then President and Chief Executive Officer; and Scott C. McDonald, Richard M. Moley and Ernest K. Jacquet, each non-employee directors. Messrs. Diamond and Locklin participated in deliberations concerning Mr.
Eilers' employment agreement, but did not participate in any deliberations regarding compensation of any incumbent executive officers during 1997.

            See "Certain Relationships and Related Transactions" for information concerning certain transactions between the Company and certain members of the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

            Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with except that an initial statement of beneficial ownership which was filed for Joseph A. Graziano upon his joining the Company's Board of Directors was filed ten days following the month of the event, rather than ten days following the event itself.

REPRICING OF OPTIONS

            The following table provides specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since March 3, 1994, the date of the Company's initial public offering.

                           TEN-YEAR OPTION REPRICINGS


                                                 NUMBER OF                                                       LENGTH OF
                                                SECURITIES      MARKET PRICE                                 ORIGINAL OPTION
                                                UNDERLYING        OF STOCK     EXERCISE PRICE                 TERM REMAINING
                                                  OPTIONS        AT TIME OF      AT TIME OF                     AT DATE OF
             NAME AND                          REPRICED OR      REPRICING OR    REPRICING OR        NEW        REPRICING OR
        PRINCIPLE POSITION            DATE        AMENDED       AMENDMENT(1)     AMENDMENT    EXERCISE PRICE   AMENDMENT(2)
---------------------------------  --------    ----------       ------------     ---------    -------------- ---------------
Timothy J. Dooley ...............   1/21/97        35,000        $   12.43       $   24.95     $   12.43     8 years 11 days
   Vice President and General
   Manager, Accessory Products
   Division
Richard D. Kent .................   1/21/97        10,000        $   12.43       $   32.35     $   12.43     7 years 162 days
   Vice President, Finance and      1/21/97        10,000        $   12.43       $   16.75     $   12.43     9 years 70 days
   Chief Financial Officer
Ian G.A. Laing ..................   1/21/97        50,000        $   12.43       $   16.75     $   12.43     9 years 192 days
   Executive Vice President and
   General Manager, Smart Phones
   Division
Marv Tseu .......................   1/21/97        60,000        $   12.43       $   16.75     $   12.43     9 years 192 days
   Executive Vice President,
   Sales and Marketing

Former Executive Officers:
Thomas C. Bristovish(3) .........   1/21/97         8,336        $   12.43       $   18.67     $   12.43     7 years 102 days
   Vice President, Sales            1/21/97        13,330        $   12.43       $   24.95     $   12.43     8 years 11 days
Edward Forker(4) ................   1/21/97        25,000        $   12.43       $   30.62     $   12.43     8 years 163 days
   Vice President, Sales            1/21/97        15,000        $   12.43       $   27.50     $   12.43     9 years 11 days
Mark A. Sherman .................   1/21/97        12,000        $   12.43       $   25.34     $   12.43     7 years 256 days
   Vice President, Operations       1/21/97        10,000        $   12.43       $   24.50     $   12.43     8 years 314 days


(1) Established by the Stock Option Committee to be $12.43, the average closing price of the Company's Common Stock during the five-day period preceding January 21, 1997.

(2) Repriced options vest over a three-year period beginning on the date of the repricing. Optionees forfeited any accrued vesting on canceled options. See "REPORT OF THE STOCK OPTION COMMITTEE ON REPRICING OF OPTIONS."

(3) Mr. Bristovish is no longer an executive officer and presently serves as a field sales vice president of the Company.

(4) Mr. Forker is no longer an executive officer and presently serves as a field sales vice president of the Company.

                      REPORT OF THE STOCK OPTION COMMITTEE
                             ON REPRICING OF OPTIONS

            On January 21, 1997, the Stock Option Committee, comprised at that time of Richard M. Moley and Ernest K. Jacquet, considered the options held by the Company's employees, including executive officers, and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the 1993 Plan having exercise prices above the recent trading prices of the Company's Common Stock (the "Underwater Options"). On January 21, 1997 the Stock Option Committee approved the repricing.

            The Stock Option Committee reviewed the impact of the decline in the market price of the Company's Common Stock on the incentive afforded by the Underwater Options and determined that such options were significantly less likely to serve their purposes of retaining and motivating employees whose contributions are important to the Company's future success. The Stock Option Committee also determined that unless adjustment was made, longer term employees holding Underwater Options would perceive a substantial inequity in comparison to more recently hired employees granted options with exercise prices set at the then lower market price of the Company's Common Stock, and the morale of such longer term employees would suffer as a consequence. The Stock Option Committee believed that the future success of the Company would depend in large part on its ability to retain and motivate its highly skilled employees for whom competition in the marketplace is intense, and the loss of such employees could have a significant adverse impact on the Company's business. The Stock Option Committee believed that providing equity incentives to employees of the Company to further increase the Company's performance and the value of the Company for its stockholders was both important and cost effective. The Stock Option Committee considered other alternatives, such as granting new options selectively to then employed key employees, but determined that the size of the additional options that would be required to offset the decline in the market price of the Company's Common Stock would result in significant dilution to the stockholders.

            Considering these factors, the Stock Option Committee determined that it was in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers holding Underwater Options to remain with the Company by adopting a stock option exchange program whereby employees holding Underwater Options could elect to cancel such options and receive in exchange new options pursuant to the 1993 Plan having an exercise price equal to the average closing price of the Company's Common Stock during the five-day period preceding January 21, 1997, the effective date of the repricing. Each new option (a "New Option") gives the optionee the right to purchase the number of shares of the Company's Common Stock that were subject to and unexercised under the optionee's Underwater Option immediately prior to its cancellation. Each New Option vests in three annual installments commencing on January 21, 1998 with a term of ten years, commencing on January 21, 1997, unless earlier terminated in accordance with the provisions of the option agreement evidencing such New Option. Options for a total of 688,665 shares with exercise prices ranging from $16.75 per share to $38.33 per share were exchanged for options for an equal number of shares at an exercise price of $12.43 per share. Options to purchase an aggregate of 100,000 shares held by Mr. Diamond and Mr. Locklin were not repriced and were subsequently canceled in March 1997.


                                               STOCK OPTION COMMITTEE

                                               Richard M. Moley
                                               Joseph A. Graziano

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

            The Compensation Committee of the Board of Directors (the "Committee") is comprised of Richard M. Moley, Scott C. McDonald and Joseph A. Graziano. Ernest K. Jacquet served as a member of the Committee until Mr. Graziano became a member on July 15, 1997. Each of these individuals is a non-employee member of the Company's Board of Directors. The Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. The Committee reviews the performance and compensation levels for executive officers and sets salary levels.

            The Stock Option Committee of the Board of Directors is comprised of Joseph A. Graziano and Richard M. Moley. Ernest K. Jacquet served as a member of the Stock Option Committee until Mr. Graziano became a member on July 15, 1997. Each of these individuals is a non-employee member of the Company's Board of Directors. The Stock Option Committee is responsible for administering the Company's 1993 Plan, including approving stock option grants to executive officers.

            The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary, bonus compensation and option grants to attain these goals. The Committee reviews compensation surveys prepared by management of the Company and by Radford Associates, an employment compensation consulting firm ("Radford"), to compare the Company's compensation package with that of similarly-sized high technology companies in the Company's geographic area. In preparing the performance graph set forth in the section entitled "COMPARISON OF STOCKHOLDER RETURN," the Company has selected the Hambrecht & Quist Technology Index as its published industry index; however, the companies included in the Company's salary surveys are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive officers may not be publicly traded.

            Base salaries of executive officers are reviewed annually by the Committee and adjustments are made based on (i) salary recommendations from the President and Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) financial results of the Company for the previous year and (iv) reports to the Committee from Radford concerning competitive salaries, scope of responsibilities of the officer position and levels paid by similarly-sized high technology companies in the Company's geographic area. The Company seeks to compensate the executive officers at the median range of compensation levels paid by similarly sized high technology companies in the Company's geographical area.

            During 1997, the Board approved an Annual Executive Incentive Plan (the "Incentive Plan") to formally link cash bonuses for executive officers to the Company's operating performance. Pursuant to the Incentive Plan, the amount of bonuses paid is dependent upon the Company meeting appropriate business targets. The Committee believes that this type of bonus program based on attaining established financial targets properly align the interests of the Company's executive officers with the interests of stockholders. Under the Incentive Plan, the Committee establishes the "Corporate Performance Goal," which is the Company's achievement of such level of net income as the Committee shall determine. The Committee establishes for each executive officer an amount that may be awarded to such executive officer if the Corporate Performance Goal is met (a "Target Award"). Each executive officer's Target Award is an amount equal to such percentage of the base salary paid to such executive officer as the Committee determines. The Chief Executive Officer may in his discretion reduce a bonus payable to an executive officer, based upon the Chief Executive Officer's evaluation of such executive officers job performance or other factors the Chief Executive Officer deems appropriate. In addition to bonuses paid in connection with corporate performance, the Committee, in its discretion, may provide a bonus based on individual achievement of individual performance goals, established at the beginning of the year. For 1997, the bonuses were not required to be paid because revenue and profitability levels of the Company during 1997 did not meet the performance goals established by the Committee. However, since a majority of the executive officers had contractual rights that necessitated payment of bonuses, bonuses were paid at 32.5% of the target for each executive officer, which was determined the previous year by the Committee, or for the amount to which the executive officer was contractually entitled, whichever was greater.

            The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly sized high technology companies in the Company's geographical area, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. In 1997, the Stock Option Committee approved stock option grants to certain of the executive officers. See "OPTION GRANTS LAST FISCAL YEAR."

            The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the 1993 Plan should qualify for an exemption from these restrictions. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. Since the options granted to Mr. Eilers upon his commencement of employment were not granted pursuant to the 1993 Plan, any compensation realized by Mr. Eilers in the future upon his exercise of such options will not qualify as "performance-based compensation" and will therefore not be exempt from the limitation on the tax deductibility imposed by Section 162(m). In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.



                                                   COMPENSATION COMMITTEE

                                                   Joseph A. Graziano
                                                   Scott C. McDonald
                                                   Richard M. Moley


                                                   STOCK OPTION COMMITTEE

                                                   Joseph A. Graziano
                                                   Richard M. Moley

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

            During 1997, the Board of Directors acted with regard to the employment agreement between the Company and Mr. Eilers. The members of the Board of Directors at the time of such action were Robert L. Diamond, then Chairman of the Board and Paul G. Locklin, then President and Chief Executive Officer; and Scott C. McDonald, Richard M. Moley and Ernest K. Jacquet, each non-employee directors.

            Daniel L. Eilers has served as the President and Chief Executive Officer of the Company since March 17, 1997. Mr. Eilers' 1997 compensation, including a base salary of $375,000 and a bonus of $98,960, was determined by his employment agreement with the Company. Such agreement also provides that his Target Award for any year be a minimum of $125,000 and for the initial grant to him of an option to purchase 600,000 shares of Common Stock. Mr. Eilers' employment agreement was entered into following arms-length negotiations and approval by the Board. His compensation, including the number of shares subject to options granted, was determined to be competitive compared with compensation for chief executive officers of similarly-sized high technology companies in the Company's geographic area. In the judgment of the Board of Directors, such arrangements were necessary to attract Mr. Eilers to join the Company. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" for a description of the terms of employment.


                                                     BOARD OF DIRECTORS

                                                     Daniel L. Eilers
                                                     Scott C. McDonald
                                                     Richard M. Moley
                                                     Ernest K. Jacquet
                                                     Paul G. Locklin
                                                     Joseph A. Graziano

                        COMPARISON OF STOCKHOLDER RETURN

            Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total returns of The Nasdaq Stock Market - U.S. Index and the Hambrecht & Quist Technology Index for the period commencing on March 3, 1994, the date of the Company's Initial Public Offering, and ending on December 31, 1997.(1)

                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                  MARCH 3, 1994 THROUGH DECEMBER 31, 1997:(1)
             CIDCO INCORPORATED, THE NASDAQ STOCK MARKET-U.S. INDEX
                     AND HAMBRECHT & QUIST TECHNOLOGY INDEX


                               [COMPARISON GRAPH]


                                  3/3/94    12/31/94   12/31/95   12/31/96   12/31/97
                                  ------    --------   --------   --------   --------
CIDCO Incorporated                  100        193        170        117        130

Nasdaq Stock Market -U.S            100         97        137        168        207

Hambrecht & Quist Technology        100        109        163        202        237

---------------------------------

(1) Assumes that $100.00 was invested on March 3, 1994, at the Company's initial public offering price, in the Company's Common Stock and each index. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                               PROPOSAL NUMBER ONE
                              ELECTION OF DIRECTORS

            The Company has a classified Board of Directors which currently consists of six (6) directors, two (2) of whom are Class A directors, two (2) of whom are Class B directors, and two (2) of whom are Class C directors. Class A, Class B and Class C directors serve until the Annual Meetings of Stockholders to be held in 1998, 1999 and 2000, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting. Scott C. McDonald, previously a Class A director will not stand for re-election. Richard M. Moley, previously a Class B director, is a nominee for election at the 1998 Annual Meeting of Stockholders as a Class A director. Following the 1998 Annual Meeting of Stockholders, there will be a vacancy in Class B of the Board of Directors. The Nominating Committee is currently seeking a non-employee director for such vacancy.

            Management's nominees for election at the 1998 Annual Meeting of Stockholders to Class A of the Board of Directors are Daniel L. Eilers and Richard M. Moley. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2001, and until their successors are elected and qualified. If a quorum is present and voting, the two (2) nominees for the position as Class A directors receiving the highest number of votes will be elected. Abstentions will have no effect on the vote. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for substitute nominees as the Board of Directors may designate. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                               PROPOSAL NUMBER TWO
           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

            The Board of Directors of the Company has selected Price Waterhouse LLP as independent public auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1998. Price Waterhouse LLP has acted in such capacity since its appointment in 1993. A representative of Price Waterhouse LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

            The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

            Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 220 Cochrane Circle, Morgan Hill, California no later than January 2, 1999, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

          At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 1998 Annual Meeting of Stockholders of the Company other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors
                                        DANIEL A. DOROSIN, ESQ.
                                        Secretary
April 30, 1998

                               CIDCO INCORPORATED

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 27, 1998

                       SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned hereby appoints Daniel L. Eilers and Daniel A. Dorosin, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in CIDCO Incorporated, a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 27, 1998 at 10:00 a.m. local time, at the Company's principal offices at 220 Cochrane Circle, Morgan Hill, California, and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 30, 1998 (the "Proxy"), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledge(s) receipt of the Company's 1997 Annual Report to Stockholders.




        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.



CONTINUED AND TO BE SIGNED ON REVERSE SIDE                  SEE REVERSE
                                                               SIDE

[x]     Please mark
        votes as in
        this example

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

        A vote FOR the following proposals is recommended by the Board of
Directors:

        1. To elect the following two persons as Class A directors to hold office for a three-year term and until their respective successors are elected and qualified:

                   [ ]    FOR all nominees          [ ]   WITHHOLD AUTHORITY
                          listed below (except             to vote for all
                          as marked to the                 nominees listed
                          contrary below.)                 below.

        (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

                                Daniel L. Eilers
                                Richard M. Moley

        To consider, approve and ratify the appointment of Price Waterhouse LLP as independent public auditors for the Company for the fiscal year ending December 31, 1998.

        [ ]  FOR                [ ]  AGAINST                       [ ] ABSTAIN




                                    MARK HERE     [ ]     MARK HERE   [ ]
                                   FOR ADDRESS             IF YOU
                                    CHANGE AND             PLAN TO
                                   NOTE AT LEFT          ATTEND THE
                                                           MEETING


PLEASE SIGN HERE. Sign exactly as your       Signature:____________ Date:______
name(s) appears on your stock
certificate. If shares of stock are held     Signature:____________ Date:______
of record in the names of two or more
persons or in the name of husband and
wife, whether as joint tenants or
otherwise, both or all of such persons
should sign the Proxy. If shares of
stock are held of record by a
corporation, the Proxy should be
executed by the President or Vice
President and the Secretary or Assistant
Secretary. Executors or administrators
or other fiduciaries who execute the
Proxy for a deceased stockholder should
give their full title. Please date the
Proxy.


                                        2